UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2023
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street
Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2023, Mark H. Lawrence notified Nu Skin Enterprises, Inc. (the “Company”) of his resignation from his position as Executive Vice President and Chief Financial Officer. The resignation will be effective as of March 31, 2023. Mr. Lawrence will remain with the Company as a senior advisor through April 2023 to support a smooth transition following the conclusion of his service as Executive Vice President and Chief Financial Officer.

On March 30, 2023, the Company’s Board of Directors appointed James D. Thomas, the Company’s Senior Vice President and Chief Accounting Officer, as Interim CFO, effective upon Mr. Lawrence’s departure as CFO. Mr. Thomas is expected to serve until the Company completes a search and appoints a permanent CFO. It is expected that the search will include both internal and external candidates.

Mr. Thomas, age 44, joined the Company in 2010 and has served as the Company’s Senior Vice President and Chief Accounting Officer since 2019. He previously served as Vice President of Finance and Accounting from 2017 until his promotion to Chief Accounting Officer. He also has served as Corporate Controller and as an Internal Auditor at the Company. Before joining the Company, he worked as an Assistant Controller of another publicly reporting company and served in the assurance practice at PricewaterhouseCoopers LLP. Mr. Thomas holds B.S. and Master of Accounting degrees from Utah State University.

As Interim CFO, Mr. Thomas will earn an annual salary of $400,000, and his target incentive bonus will be 50% of his annual salary. He also will be granted restricted stock units having a value of approximately $250,000, which will vest in two equal annual installments in February 2024 and 2025. It is expected that Mr. Thomas will enter into an indemnification agreement with the Company that is substantially identical to the form of indemnification agreement that the Company has entered into with its other executive officers and directors.

Mr. Thomas does not have a family relationship with any of the Company’s directors or executive officers, and the Company does not have any reportable related-person transactions involving Mr. Thomas. Other than as described herein, there are no arrangements or understandings between Mr. Thomas and any other person pursuant to which Mr. Thomas was selected as Interim CFO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
Chief Financial Officer
Date: March 30, 2023